EXHIBIT 99.1

Kforce Inc.

1001 East Palm Ave.

Tampa, FL 33605

(NASDAQ: KFRC)

AT THE FIRM

Michael Blackman

Chief Corporate Development Officer

(813) 552-2927

Kforce Reports Fourth Quarter Revenue of $258.5 Million and EPS of $0.16

•	Total Fourth Quarter Revenue Increased 15.1% Year-Over-Year
•	Flex Revenues Per Billing Day Increased 4.3% Sequentially
•	Record Quarterly Revenues for Total Tech and Tech Flex

TAMPA, Fla., Feb. 8, 2011 (GLOBE NEWSWIRE) — Kforce Inc. (Nasdaq:KFRC), a provider of professional staffing services and solutions, today announced results for its fourth quarter of 2010. Revenue for the quarter ended December 31, 2010 was $258.5 million compared to $259.5 million for the quarter ended September 30, 2010, a decrease of 0.4%, and compared to $224.6 million for the quarter ended December 31, 2009, an increase of 15.1%. For the quarter ended December 31, 2010, Kforce reported net income of $6.3 million, or $0.16 per share, versus $6.4 million, or $0.16 per share, for the quarter ended September 30, 2010, a decrease of 1.6% in net income while EPS was flat. Net income and earnings per share for the fourth quarter of 2010 increased 79.4% and 77.8%, respectively, versus the fourth quarter of 2009, which had net income of $3.5 million and $0.09 per share.

Kforce reported total revenue for the year ended December 31, 2010 of $990.8 million compared to $910.1 million for 2009, an increase of 8.9%. Net income was $20.6 million, or $0.51 per share, for the year ended December 31, 2010, compared to net income of $12.9 million, or $0.33 per share, for 2009, which represents an increase of 60.3% in net income and 54.5% in earnings per share.

“We are pleased with our fourth quarter results, particularly the year-over-year increases in Tech Flex and FA Flex of 18.5% and 34.1%, respectively, as we continue to leverage our National Recruiting Center (NRC) and Strategic Accounts groups to capture revenue opportunities. We also continue to perform well in permanent placement with a year-over-year increase of 49.4%. The U.S. economic environment in 2010 was unique in that we have seen a disproportionate amount of private sector hiring coming through the temporary portion of payroll. We believe Kforce is well positioned to service our clients’ increasing desire for a more flexible workforce during this unique temporary employment led recovery, which we believe may continue to contribute to a sustained secular shift toward a flexible staffing model. We believe that we will surpass prior peak earnings earlier in the cycle with a higher quality revenue stream that is less dependent upon permanent placement revenue. We are proud of our 2010 results and we remain optimistic about the Firm’s prospects. I want to thank all of our employees, consultants and clients for making 2010 a successful year for Kforce,” said David L. Dunkel, Chairman and CEO.

William L. Sanders, President, said, “Discussions with clients, as well as our internal key performance indicators (KPI’s), indicate that demand continues to accelerate, particularly in Tech and FA. Accordingly, the Firm continues to focus its efforts on the optimization of the NRC, Strategic Accounts and field sales teams to take advantage of this strengthening demand. We believe that our strong sales and delivery operating platform and highly tenured sales population provides exceptional service to our clients. Kforce continues to aggressively pursue business opportunities with the goal of continuing to gain client and market share.” Mr. Sanders noted additional operational results for the fourth quarter include:

•	Flex revenue per billing day of $4.1 million in Q4 ‘10 increased 4.3% over Q3 ‘10 and increased 13.9% over Q4 ‘09.

•	Flex revenue of $247.4 million in Q4 ‘10 decreased 0.6% from $249.0 million in Q3 ‘10 and increased 13.9% from $217.2 million in Q4 ‘09.

•	Sequential percentage changes in Flex revenue on a billing day basis by segment were a 12.2% increase for FA, 5.8% increase for Tech, 2.5% decrease for HLS and 6.6% decrease for Government Solutions.

•	Search revenue of $11.1 million in Q4 ‘10 increased 4.7% from $10.6 million in Q3 ‘10 and 49.4% from $7.4 million in Q4 ‘09.

•	Sales associate headcount increased 0.3% sequentially and 7.6% year-over-year in Q4 ‘10 reflecting selective investments in our field sales, Strategic Accounts and NRC teams.

Joe Liberatore, Chief Financial Officer, said, “The Firm continued to perform well in Q4 ‘10, both in terms of revenue and earnings per share. Q4 ‘10 and Q4 ‘09 each contained 61 billings days while Q3 ‘10 contained 64 billing days. We believe our fourth quarter results reflect our strong culture, tenured sales associate population and a continued focus on execution in all aspects of the business, including improving client relationships, expanding bill/pay rate spreads, solid expense management and optimizing cash flow.”

Mr. Liberatore indicated financial highlights for the fourth quarter to include:

•	Flex gross profit decreased 50 basis points to 28.8% in Q4 ‘10 from 29.3% in Q3 ‘10 and increased 10 basis points from 28.7% in Q4 ‘09.

•	Flex gross profit for Tech and FA in Q4 ‘10 increased 100 basis points and 80 basis points, respectively, as compared to Q4 ‘09.

•	Selling, general and administrative (SG&A) expenses as a percentage of revenue for fiscal 2010 was 26.8% compared to 27.6% for fiscal 2009, reflecting a decrease of 80 basis points.

•	Adjusted EBITDA for fiscal 2010 was $53.2 million, an increase of 26.3% from $42.1 million in fiscal 2009.

•	Earnings per share for fiscal 2010 was $0.51, an increase of 54.5% from $0.33 per share in fiscal 2009.

Mr. Liberatore stated, “Looking forward to the first quarter of 2011, we expect revenue may be in the $259 million to $265 million range and earnings per share in the range of $0.12 to $0.14 per share, which reflects an impact of approximately $0.05 per share of payroll taxes. The first quarter of 2011 has 63 versus 61 billing days in the fourth quarter of 2010.”

On Tuesday, February 8, 2011, Kforce will host a conference call to discuss these results. The call will begin at 5:00 p.m. Eastern Time. The dial-in number is 877-344-3890. The replay of the call will be available from 7:00 p.m. Eastern Time Tuesday, February 8 to February 23, 2011 by dialing 800-642-1687, passcode 16895536.

This call is being webcast by Shareholder.com and can be accessed at Kforce’s web site at www.kforce.com (select “Investor Relations”). The webcast replay will be available until February 22, 2011.

About Kforce

Kforce (Nasdaq:KFRC) is a professional staffing and solutions firm providing flexible and permanent staffing solutions in the skill areas of technology, finance & accounting, and health and life sciences and government solutions. Backed by approximately 2,100 associates and approximately 10,400 consultants on assignment, Kforce is committed to “Great People = Great Results” for our valued clients and candidates. Kforce operates with 65 offices located throughout the United States and two offices in the Philippines. For more information, please visit our Web site at http://www.kforce.com.

About Kforce Government Solutions (KGS)

KGS provides innovative technology, financial management, data architecture and finance and accounting solutions primarily to federal government clients. KGS, with approximately 600 professionals currently on assignment, has been partnering with our clients since 1970 to successfully solve their challenges. KGS’ in-depth operational knowledge and understanding of Federal Agencies, the Defense Department, Homeland Security and industry best practices, combined with expert and highly-skilled professionals, have resulted in a comprehensive portfolio of technology advanced and innovative consulting solutions designed to guide clients through today’s environment of complex challenges, risk, and cost. For more information, visit http://www.kforcegov.com.

Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: business conditions and growth in the staffing industry and general economy; competitive factors, risks due to shifts in the market demand, including, without limitation, shifts in demand for our Technology, Finance and Accounting, Health and Life Sciences and Government Solutions segments, as well as the market for search and flexible staffing assignments; changes in the service mix; ability of the Firm to complete acquisitions; and the risk factors listed from time to time in the Firm’s reports filed with the Securities and Exchange Commission, as well as assumptions regarding the foregoing. In particular, there can be no assurance that we will continue to increase our market share, successfully manage risks to our revenue stream and successfully put into place the people and processes that will create future success. The words “should,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “foresee,” “plan” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. The Firm undertakes no obligation to publicly update or revise any forward-looking statements. As a result, such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

Kforce Inc.

Summary of Operations

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Three Months Ended
	Dec. 31, 2010	Sept. 30, 2010	Dec. 31, 2009

Revenue by function:
Technology	$142,869	$141,930	$119,478
Finance & Accounting	53,449	50,170	39,896
Health & Life Sciences	38,864	41,229	37,481
Government Solutions	23,313	26,190	27,747

Total revenue	258,495	259,519	224,602

Revenue by time:
Flexible	247,437	248,960	217,199
Perm	11,058	10,559	7,403

Total revenue	258,495	259,519	224,602

Costs of services	176,086	176,054	154,781

Gross profit	82,409	83,465	69,821
GP %	31.9%	32.2%	31.1%
Flex GP %	28.8%	29.3%	28.7%

Selling, general & administrative expenses	68,700	69,321	60,645
Depreciation & amortization	3,262	3,236	2,919

Income from operations	10,447	10,908	6,257

Other expense, net	266	387	249

Income before income taxes	10,181	10,521	6,008

Income tax expense	3,843	4,077	2,475

Net income	$6,338	$6,444	$3,533

Earnings per share - diluted	$0.16	$0.16	$0.09
Adjusted EBITDA per share	$0.37	$0.39	$0.24
Shares outstanding - diluted	40,848	40,384	39,803

Adjusted EBITDA	$15,207	$15,710	$9,628

Other information:
Capital expenditures	$3,314	$3,345	$1,304
Equity-based compensation expense, net	$1,383	$1,171	$606

Billing days	61	64	61

Kforce Inc.

Summary of Operations

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Twelve Months Ended
	Dec. 31, 2010	Dec. 31, 2009

Revenue by function:
Technology	$538,566	$467,824
Finance & Accounting	187,196	162,856
Health & Life Sciences	161,913	164,933
Government Solutions	103,132	114,523

Total revenue	990,807	910,136

Revenue by time:
Flexible	951,430	881,734
Perm	39,377	28,402

Total revenue	990,807	910,136

Costs of services	678,393	624,157

Gross profit	312,414	285,979
GP %	31.5%	31.4%
Flex GP %	28.7%	29.2%

Selling, general & administrative expenses	265,183	251,268
Depreciation & amortization	12,611	11,673

Income from operations	34,620	23,038

Other expense, net	1,296	1,145

Income before income taxes	33,324	21,893

Income tax expense	12,690	9,020

Net income	$20,634	$12,873

Earnings per share - diluted	$0.51	$0.33
Adjusted EBITDA per share	$1.31	$1.07
Shares outstanding - diluted	40,503	39,330

Adjusted EBITDA	$53,225	$42,145

Other information:
Capital expenditures	$39,857	$4,935
Equity-based compensation expense, net	$4,705	$5,197

Billing days	251	251

Kforce Inc.

Key Statistics

(Unaudited)

	Q4 2010	Q3 2010	Q4 2009

Total Firm
Flex revenue (000’s)	$247,437	$248,960	$217,199
Revenue per billing day (000’s)	$4,056	$3,890	$3,561
Sequential flex revenue change	-0.6%	5.4%	-2.0%
Hours (000’s)	4,427	4,303	3,713
Flex GP %	28.8%	29.3%	28.7%

Search revenue (000’s)	$11,058	$10,559	$7,403
Placements	811	824	607
Average fee	$13,633	$12,819	$12,197
Billing days	61	64	61

Technology
Flex revenue (000’s)	$138,467	$137,326	$116,817
Revenue per billing day (000’s)	$2,270	$2,146	$1,915
Sequential flex revenue change	0.8%	5.7%	1.8%
Hours (000’s)	2,233	2,186	1,888
Flex GP %	28.0%	28.0%	27.0%

Search revenue (000’s)	$4,402	$4,604	$2,661
Placements	309	311	205
Average fee	$14,257	$14,822	$12,964

Finance & Accounting
Flex revenue (000’s)	$47,512	$44,437	$35,432
Revenue per billing day (000’s)	$779	$694	$581
Sequential flex revenue change	6.9%	16.5%	-5.8%
Hours (000’s)	1,447	1,340	1,103
Flex GP %	30.7%	30.9%	29.9%

Search revenue (000’s)	$5,937	$5,733	$4,464
Placements	472	497	381
Average fee	$12,570	$11,533	$11,727

Health & Life Sciences
Flex revenue (000’s)	$38,145	$41,007	$37,203
Revenue per billing day (000’s)	$625	$641	$610
Sequential flex revenue change	-7.0%	-0.1%	-7.4%
Hours (000’s)	504	493	416
Flex GP %	27.7%	28.8%	28.8%

Search revenue (000’s)	$719	$222	$278
Placements	30	16	21
Average fee	$23,962	$13,876	$13,216

Government Solutions
Flex revenue (000’s)	$23,313	$26,190	$27,747
Revenue per billing day (000’s)	$382	$409	$455
Sequential flex revenue change	-11.0%	-3.3%	-4.9%
Hours (000’s)	243	284	306
Flex GP %	32.0%	34.3%	34.7%

Kforce Inc.

Key Statistics - Health & Life Sciences

(Unaudited)

	Q4 2010	Q3 2010	Q4 2009

Clinical Research
Flex revenue (000’s)	$22,497	$26,331	$23,874
Revenue per billing day (000’s)	$369	$412	$391
Sequential flex revenue change	-14.6%	-4.2%	-10.1%
Hours (000’s)	249	282	262
Flex GP %	24.2%	26.6%	26.2%

Search revenue (000’s)	$491	$92	$111
Placements	12	5	6
Average fee	$40,895	$18,333	$18,526

Health Information Management
Flex revenue (000’s)	$15,648	$14,676	$13,329
Revenue per billing day (000’s)	$256	$229	$219
Sequential flex revenue change	6.6%	8.1%	-2.1%
Hours (000’s)	255	211	154
Flex GP %	32.7%	32.8%	33.3%

Search revenue (000’s)	$228	$130	$167
Placements	18	11	15
Average fee	$12,674	$11,850	$11,092

Kforce Inc.

Consolidated Balance Sheets

(In Thousands)

(Unaudited)

	Dec. 31, 2010	Dec. 31, 2009

ASSETS

Current Assets:
Cash and cash equivalents	$1,055	$2,812
Trade receivables, net of allowances	148,507	123,144
Income tax refund receivable	5,675	246
Deferred tax asset, net	4,950	6,011
Prepaid expenses and other current assets	5,014	4,924

Total current assets	165,201	137,137

Fixed assets, net	38,130	11,407
Other assets, net	32,941	32,914
Deferred tax asset, net	8,907	10,380
Intangible assets, net	7,787	10,075
Goodwill	138,078	137,912

Total assets	$391,044	$339,825

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and other accrued liabilities	$30,602	$25,437
Accrued payroll costs	54,461	50,690
Current debt - credit facility	10,825	—
Other current liabilities	4,185	2,807
Income taxes payable	250	279

Total current liabilities	100,323	79,213

Long-term debt - credit facility	—	3,000
Long-term debt - other	2,103	1,784
Other long-term liabilities	34,801	29,103

Total liabilities	137,227	113,100

Commitments and contingencies

Stockholders’ Equity:
Preferred stock	—	—
Common stock	646	633
Additional paid-in capital	355,888	338,890
Accumulated other comprehensive loss	(1,480)	(1,213)
Retained earnings	61,979	41,345
Treasury stock, at cost	(163,216)	(152,930)

Total stockholders’ equity	253,817	226,725

Total liabilities and stockholders’ equity	$391,044	$339,825

Kforce Inc. Selected Financial Information and Reconciliations (In Thousands, Except Per Share Amounts) (Unaudited) Quarterly Adjusted EBITDA
	Three Months Ended
	Dec. 31, 2010		Sept. 30, 2010		Dec. 31, 2009
	$	Per share	$	Per share	$	Per share

Net income	$6,338	$0.16	$6,444	$0.16	$3,533	$0.09
Depreciation & amortization	3,262	0.08	3,236	0.08	2,919	0.07
Amortization of restricted stock & PARS	1,499	0.03	1,631	0.04	413	0.01
Interest expense and other	265	0.01	322	0.01	288	0.01
Income tax expense	3,843	0.09	4,077	0.10	2,475	0.06

Adjusted EBITDA	$15,207	$0.37	$15,710	$0.39	$9,628	$0.24

Weighted average shares outstanding - diluted	40,848		40,384		39,803

Adjusted EBITDA, a non-GAAP financial measure, is defined as net income before non-cash impairment charges, interest, income taxes, depreciation and amortization and amortization of stock-based compensation expense. Adjusted EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance.

Quarterly Net Income before Equity-Based Compensation Expense

	Three Months Ended
	Dec. 31, 2010		Sept. 30, 2010		Dec. 31, 2009
	$	Per share	$	Per share	$	Per share

Net income	$6,338	$0.16	$6,444	$0.16	$3,533	$0.09
Equity-based compensation expense, net:
Alternative LTI expense	722	0.02	281	0.01	617	0.01
Amortization of restricted stock & PARS	1,499	0.03	1,631	0.04	413	0.01
Income tax benefit	(838)	(0.02)	(741)	(0.02)	(424)	(0.01)

Equity-based compensation expense, net	1,383	0.03	1,171	0.03	606	0.01

Net income before equity-based compensation expense	$7,721	$0.19	$7,615	$0.19	$4,139	$0.10

Weighted average shares outstanding - diluted	40,848		40,384		39,803

“Net Income before Equity-Based Compensation Expense”, a non-GAAP financial measure, is defined as net income before compensation expense incurred in conjunction with share-based payment awards and alternative long-term incentive awards. Kforce measures the cost of employee services received in exchange for an equity based award based on the grant-date fair value of the award (with limited exceptions). That cost is recognized over the period in which the employee is required to provide service in exchange for the award, which is usually the vesting period.

Adjusted EBITDA and Net Income before Equity-Based Compensation Expense are key measures used by management to evaluate its operations and to provide useful information to investors. These measures should not be considered in isolation or as an alternative to net income, cash flows data or other financial statement information presented in the consolidated financial statements as indicators of financial performance or liquidity. These measurements are not determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations. The measures as presented may not be comparable to similarly titled measures of other companies.

Kforce Inc.

Selected Financial Information and Reconciliations

(In Thousands, Except Per Share Amounts)

(Unaudited)

Year to Date Adjusted EBITDA

	Twelve Months Ended
	Dec. 31, 2010		Dec. 31, 2009
	$	Per share	$	Per share

Net Income	$20,634	$0.51	$12,873	$0.33
Intangible Asset Impairment, Pre-Tax	—	—	870	0.02
Depreciation & Amortization	12,611	0.31	11,673	0.30
Acceleration of PARS & SARS	—	—	3,624	0.09
Amortization of Stock Options & SARS	—	—	127	0.00
Amortization of Restricted Stock & PARS	6,036	0.15	2,620	0.07
Interest Expense and Other	1,254	0.03	1,338	0.03
Income Tax Expense	12,690	0.31	9,020	0.23

Adjusted EBITDA	$53,225	$1.31	$42,145	$1.07

Weighted Average Shares Outstanding - Diluted	40,503		39,330

Adjusted EBITDA, a non-GAAP financial measure, is defined as net income before non-cash impairment charges, interest, income taxes, depreciation and amortization and amortization of stock-based compensation expense. Adjusted EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance.

Year to Date Net Income before Equity-Based Compensation Expense

	Twelve Months Ended
	Dec. 31, 2010		Dec. 31, 2009
	$	Per share	$	Per share

Net Income	$20,634	$0.51	$12,873	$0.33
Equity-Based Compensation Expense, Net:
Alternative LTI Expense	1,563	0.04	2,467	0.06
Acceleration of PARS & SARS	—	—	3,624	0.09
Amortization of Stock Options & SARS	—	—	127	0.00
Amortization of Restricted Stock & PARS	6,036	0.15	2,620	0.07
Income Tax Benefit	(2,894)	(0.07)	(3,641)	(0.09)

Equity-Based Compensation Expense, Net	4,705	0.12	5,197	0.13

Net Income before Equity-Based Compensation Expense	$25,339	$0.63	$18,070	$0.46

Weighted Average Shares Outstanding - Diluted	40,503		39,330

“Net Income before Equity-Based Compensation Expense”, a non-GAAP financial measure, is defined as net income before compensation expense incurred in conjunction with share-based payment awards and alternative long-term incentive awards. Kforce measures the cost of employee services received in exchange for an equity based award based on the grant-date fair value of the award (with limited exceptions). That cost is recognized over the period in which the employee is required to provide service in exchange for the award, which is usually the vesting period.

Adjusted EBITDA and Net Income before Equity-Based Compensation Expense are key measures used by management to evaluate its operations and to provide useful information to investors. These measures should not be considered in isolation or as an alternative to net income, cash flows data or other financial statement information presented in the consolidated financial statements as indicators of financial performance or liquidity. These measurements are not determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations. The measures as presented may not be comparable to similarly titled measures of other companies.